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                                                                    Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), and the Registration Statement on Form S-8 (Post-Effective Amendment No. 1 to Registration No. 333-28627, filed on June 20, 1997) of our report dated August 29, 1997, with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1997.


                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 25, 1997